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                                                                   EXHIBIT 10.16

                              EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT made and entered into as of the 23d day of June, 2004, by and between ENERGY WEST, INCORPORATED (the "Company"), a Montana corporation, and David Cerotzke (the "Executive");

      WHEREAS, the Company desires to secure the employment of the Executive as its President and Chief Executive Officer;

      WHEREAS, the Executive is willing to commit himself to be employed by the Company on the terms and conditions herein set forth and thus to forego opportunities elsewhere; and

      WHEREAS, the parties desire to enter into this Agreement, as of the Effective Date, as hereinafter defined, setting forth the terms and conditions for the employment relationship of the Executive with the Company during the Employment Period (as hereinafter defined).

      NOW, THEREFORE, IN CONSIDERATION of the premises, and the covenants and agreements set forth below, it is hereby agreed as follows:

      1. Employment and Term.

      (a) Employment. The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, in accordance with the terms and provisions of this Agreement during the term hereof (as described below).

      (b) Term. The term of this Agreement shall commence as of July 1, 2004 (the "Effective Date") and shall continue until terminated in accordance with
Section 4 hereof (the "Employment Period").

      2. Duties and Powers of Executive.

      (a) Position; Location. Initially, the Executive shall serve as President and Chief Executive Officer of the Company and shall report to the Board of Directors of the Company (the "Board" (as applicable, references to the Board include duly constituted committees of the Board within the scope of their respective areas of responsibility)). The Executive shall perform such duties and services appertaining to such position as reasonably directed by the Board and commensurate with the duties and authority of officers holding comparable positions in similar businesses of similar size in the United States. The Executive shall have the primary management responsibility in connection with the selection, retention and termination of employees of the Company and outside consultants, contractors, professionals and service providers to the Company, subject to the overall authority of the Board. The Executive shall use his reasonable best efforts to carry out such responsibilities faithfully and efficiently. The Executive's services shall be performed primarily at the Company's headquarters, which shall be located in the Great Falls, Montana metropolitan area.

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      (b) Attention. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote substantially all of his business time, energy and best efforts to the business and affairs of the Company. The Executive may not engage, directly or indirectly, in any other business, investment or activity that interferes with the Executive's performance of his duties hereunder, is contrary to the interests of the Company, or requires any significant portion of the Executive's business time. It shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic or charitable boards or committees, so long as such activities do not materially interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. The Executive shall remain as a member of the Board and shall be nominated for election to the Board at each annual stockholders' meeting during the term of his employment. The Executive may serve on boards of directors of up to two non-competing for-profit businesses which do not materially interfere with his duties hereunder.

      3. Compensation. The Executive shall receive the following compensation for his services hereunder to the Company:

      (a) Salary. The Executive's initial annual base salary (the "Annual Base Salary"), payable in accordance with the Company's general payroll practices, in effect from time to time, shall be at the annual rate of $160,000. The Board shall review such base salary at least annually and may from time to time direct such upward adjustments in Annual Base Salary as the Board deems to be necessary or desirable, including, without limitation, adjustments in order to reflect surveys of compensation for comparable positions at other companies. The Annual Base Salary shall not be reduced after any increase thereof. Any increase in the Annual Base Salary shall not serve to limit or reduce any other obligation of the Company under this Agreement.

      (b) Incentive Compensation. During the Employment Period, the Executive shall be eligible to receive an annual cash bonus under an incentive plan to be developed by the Compensation Committee of the Board ("Incentive Plan"), and an annual cash bonus under the Company's current Balanced Goal Card Program, provided, however, the Company has the right to modify, eliminate, or add to its short-term and long-term incentive compensation plans at any time in its sole discretion. Such bonuses will be payable upon the achievement of performance goals determined in advance by mutual agreement of the Board and the Executive. The target opportunity under the Incentive Plan is to be fifty percent (50%) of Annual Base Salary and the target opportunity under the Balanced Goal Card Program is to be ten percent (10%) of Annual Base Salary. Written performance goals under both the Incentive Plan and the Balanced Goal Card Program shall be determined within the first thirty (30) days of the beginning of each fiscal year.

      (c) Retirement and Welfare Benefit Plans. In addition to the benefits available under Section 3(b), during the Employment Period and so long as the Executive is employed by the Company, he shall be immediately eligible (subject to any generally applicable waiting periods) to participate in all other savings, retirement and welfare plans, practices, policies and programs applicable generally to employees and/or senior executive officers of the Company in accordance with the terms of such plans, all on a basis no less favorable than for any other senior executive

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of the Company. The Company reserves the right to modify, eliminate or add to its retirement and welfare benefit plans, practices and policies at any time in its sole discretion.

      (d) Options. The Company shall grant the executive stock options for 10,000 shares of Company common stock on the Effective Date, pursuant to the terms of the Company's 2002 Stock Option Plan (the "Option Plan"). Twenty-five percent (25%) of the options shall vest on the Effective Date and the balance of the options shall vest ratably on the next three anniversaries of the Effective Date, provided that Executive remains employed by the Company on such anniversary date. In addition, the Company shall grant the Executive options for not less than 10,000 shares of Company common stock on the first and second anniversaries of the Effective Date with ratable vesting of not more than three years, subject to any limitations under the Option Plan. Option grants following the second anniversary of the Effective Date shall be made in the discretion of the Board. The exercise price for each option granted pursuant to this Section 3(d) shall be equal to the fair market value of a share of the Company's common stock on the date of grant.

      (e) Expenses. The Company shall reimburse the Executive for all expenses, including those for travel and entertainment, properly incurred by him in the performance of his duties hereunder, subject to any reasonable policies established from time to time by the Board.

      (f) Fringe Benefits. During the Employment Period and so long as the Executive is employed by the Company, he shall be entitled to receive vacation and fringe benefits in accordance with the plans, practices, programs and policies of the Company from time to time in effect, commensurate with his position, which benefits shall be at least the same as those received by any senior executive officer of the Company; provided, however, the Company reserves the right to modify, eliminate or add to its fringe benefits at any time in its sole discretion. For purposes of the Company's sick leave policy, the Executive shall be deemed to have six months of service as of the Effective Date. In addition, the Company shall pay (i) reasonable legal fees incurred by the Executive in the development of this Agreement and (ii) relocation expenses (including temporary living expenses not to exceed 90 days during the 180 days after the Effective Date). The Company shall pay to the Executive an additional amount, if necessary, so that the Executive is made whole for any taxes paid on any relocation expenses that are not excludible from the Executive's gross income or fully deductible by the Executive for federal income tax purposes.

      4. Termination of Employment.

      (a) Death. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period.

      (b) Disability. The Executive shall be relieved of his position as President and Chief Executive Officer of the Company automatically upon the Executive being unable to perform the material duties of his position due to physical or mental illness or injury for a period of 60 consecutive days, or for 90 days within any one-year time period and his employment shall terminate automatically 120 days after the date that he is relieved of his position.

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      (c) By the Company for Cause. The Company, by action of the Board, may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean (i) conduct which is a material breach of this Agreement and is not cured within 30 days after written notice to Executive or willfully repeated thereafter, (ii) conduct which is a material violation of Company policies; (iii) willful failure to perform substantially all of Executive's duties as lawfully delineated by the Board; (iv) conduct that constitutes fraud, gross negligence of willful misconduct; or (v) the Executive is convicted of, or enters a plea of guilty or no contest to, any felony or other criminal offense involving moral turpitude.

      (d) By the Company Without Cause. During the term of this Agreement, the Company, by action of the Board, may terminate the Executive's employment for any reason other than for Cause during the Employment Period upon 30 days' advance written notice.

      (e) By the Executive. The Executive may terminate his employment during the Employment Period, either with Good Reason, or without Good Reason upon 30 days' advance written notice to the Board. For purposes of this Agreement, "Good Reason" shall mean:

                  (i) Without the prior consent of the Executive: any change in title; any material diminution in the Executive's duties or authority; assignment of duties materially inconsistent with the Executive's duties; any change resulting in Executive's being required to report internally to a person other than the Board; any cessation of the Executive's Board membership (other than by voluntary resignation of the Executive); any requirement imposed by the Company that the Executive relocate his principal residence once the Executive has relocated to the Great Falls, Montana, metropolitan area; or

                  (ii) Any material breach by the Company of this Agreement not cured within thirty days after written notice to the Company.

      (f) Retirement. This Agreement shall terminate upon the Executive reaching normal retirement age under the Company's then existing retirement plan; provided, however, that the Executive and the Company may mutually agree to continue the Executive's employment on an at will basis.

      5. Obligations of the Company Upon Termination.

      (a) Obligations Upon Termination for any Reason. If, during the Employment Period, the Executive's employment shall terminate for any reason (termination in any such case being referred to as a "Termination"), the Company shall pay to the Executive a lump sum amount in cash equal to the sum of (A) the Executive's salary at the rate of the Annual Base Salary earned through the date of Termination to the extent not theretofore paid, provided that in the case of termination because of the Executive's disability, the Executive shall be entitled only to the amount provided in the Company's sick leave policy, (B) any earned but unpaid annual cash bonus or other incentive award for a prior fiscal year, and (C) accrued but unpaid vacation pay. In addition, the Company shall provide benefit continuation or conversion rights (including

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COBRA) as provided under Company benefit plans and vested benefits under Company benefit plans. The amounts specified in this Section 5(a)(A), (B), and (C) shall be paid within 30 days after the date of Termination.

      (b) Obligations Upon Termination with Good Reason or Without Cause. In the event of Termination by the Executive with Good Reason or by the Company without Cause, in addition to the amounts and benefits set out in Section 5(a), the Company shall pay to the Executive (A) Annual Base Salary and annual cash bonus described in Section 3(b) of this Agreement at the target level payable monthly for twelve months following the date of Termination; (B) a lump sum amount, in cash, equal to the annual cash bonus described in Section 3(b) of this Agreement at the target level for the fiscal year of the Company that includes the date of Termination multiplied by a fraction the numerator of which shall be the number of days from the beginning of such fiscal year to and including the date of Termination and the denominator of which shall be 365, which calculation shall be based on the terms of the Company's incentive compensation plan, assuming that all performance goals in effect on the date of termination were met at the target level for such year, such amount to be paid within 30 days of such date of Termination; (C) executive level career transition assistance services by a firm designated by the Executive (up to a maximum of $10,000); (D) full vesting of any unvested options with such options to be exercisable for the remaining term of the option or one year from the date of Termination, whichever occurs first; (E) full vesting of any shares of restricted stock and elimination of any restrictions, and (F) continuation of medical benefits to the Executive and/or the Executive's family at least equal to those which would have been provided had the Executive remained employed for twelve months, such benefits to be in accordance with the most favorable medical benefit plans, practices, programs or policies of the Company as in effect and applicable to any senior executive officer of the Company and his or her family immediately preceding the date of Termination, provided, however, that if the Executive becomes employed with another employer and is eligible to receive medical benefits under another employer-provided plan, the benefits under the Company's health insurance plans shall be secondary to those provided under such other plan during such applicable period of eligibility.

      (c) Termination Following a Change of Control. In the event that Executive's employment is terminated by the Company without Cause or Executive terminates his employment for Good Reason within 24 months of a change of control of the Company, or if Executive voluntarily terminates his employment within the 30-day period commencing on the first anniversary of a change of control of the Company, in addition to any amounts that Executive is entitled to receive under Section 5(a) and in lieu of any amounts Executive would be entitled to receive under Section 5(b) or under the Company's Change in Control Severance Plan, Executive shall receive: (A) the Applicable Percentage (as defined below) of his Annual Base Salary and annual cash bonus described in
Section 3(b) of this Agreement at target level payable in an immediate single lump sum payment; (B) a lump sum amount, in cash, equal to the annual cash bonus described in Section 3(b) of this Agreement at target level for the fiscal year of the Company that includes the date of Termination multiplied by a fraction the numerator of which shall be the number of days from the beginning of such fiscal year to and including the date of termination and the denominator of which shall be 365, which calculation shall be based on the terms of the Company's incentive compensation plans, assuming that all performance goals in

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effect on the date of termination were met at the target level for such year, such amount to be paid within 30 days of such date of Termination; (C) continued medical benefits to the Executive and/or the Executive's family for the Applicable Time Period (as defined below), such benefits to be in accordance with the most favorable medical benefit plans, practices, programs or policies of the Company as in effect and applicable to any senior executive officer of the Company and his or her family immediately preceding the date of Termination, provided, however, that if the Executive becomes employed with another employer and is eligible to receive medical benefits under another employer-provided plan, the benefits under the Company's health insurance plans shall be secondary to those provided under such other plan during such applicable period of eligibility; (D) executive level career transition assistance services by a firm designated by the Executive (up to a maximum of $10,000); (E) full vesting of any unvested options with such options to be exercisable for the remaining term of the option or one year from the date of Termination, whichever occurs first; and (F) full vesting of any shares of restricted stock and elimination of any restrictions. As used in this Section 5(c): (x) with respect to a change of control occurring prior to the second anniversary of the Effective Date, the "Applicable Percentage" shall be 200 percent and the "Applicable Time Period" shall be 24 months; and (y) with respect to a change of control occurring on or after the second anniversary of the Effective Date, the "Applicable Percentage" shall be 100 percent and the "Applicable Time Period" shall be 12 months.

            A "change of control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

            (i) Except as provided herein, any person (as such term is defined in section 3(a)(9) of the Securities and Exchange Act 1934, as amended (the "Exchange Act"), and used in sections 13(d) and 14(d) thereof, including a "group" as defined in section 13(d) thereof) (a "Person") is or becomes the beneficial owner (as such term is described in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates, other than in connection with the acquisition by the Company or its affiliates of a business, representing twenty percent (20%) or more of either the then outstanding shares or the combined voting power of the Company's then outstanding securities; provided however, that neither the current beneficial ownership of the Company's voting securities by Richard Osborne nor the acquisition with the prior consent of the Board by Richard Osborne or a group including Richard Osborne of beneficial ownership of additional voting securities of the Company, which when combined with the other voting securities beneficially owned by Richard Osborne or such group constitutes less than 50% of the Company's voting securities outstanding, shall be deemed to be a "change of control" for purposes of this Agreement; or

            (ii) The consummation (i.e., closing) of an agreement in which the Company agrees to merge or consolidate with any other entity, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in

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combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, greater than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates, other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty percent (20%) or more of either the then outstanding shares of the Company or the combined voting power of the Company's then outstanding securities; provided however, that, for purposes of clause (y), beneficial ownership of the Company's outstanding voting securities upon the consummation of such merger or consolidation by Richard Osborne or a group including Richard Osborne in a proportion to all outstanding voting securities that is equal to (or, with the prior consent of the Board, greater than) the proportion of the Company's outstanding voting securities held by Richard Osborne or such group immediately prior to the consummation of such merger or consolidation shall not be deemed to be a "change of control" for purposes of this Agreement even if such proportion is twenty percent (20%) or greater (unless such percentage is equal to or greater than fifty percent (50%)); or

            (iii) The consummation of (x) a plan of complete liquidation or dissolution of the Company; or (y) an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, greater than fifty percent (50%) of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition.

Notwithstanding the foregoing, a change of control of the Company shall not be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the voting securities of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

      (d) Stock Incentive Awards. No grants or awards of nonqualified stock options or restricted stock will be made to the Executive on or after the date the notice of Termination is given.

      (e) Suspension. The Company may, in its sole discretion, suspend the Executive with or without pay for any act or omission that may otherwise constitute a basis for termination of this Agreement by the Company, or that is otherwise in violation of the Company's policies, practices, procedures, rules or regulations and/or this Agreement. Such suspension may be in lieu of termination or as an interim action pending a final decision by the Company as to whether termination of the Executive's employment is appropriate.

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      (f) Payments in the Event of Application of An Excise Tax. In the event that any payments under this Agreement or any other compensation, benefit or other amount from the Company for the benefit of the Executive are subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (including any applicable interest and penalties, the "Excise Tax"), the payments provided for under this Agreement shall be reduced (except for required tax withholdings) to an amount that is $1.00 less than the amount that would trigger such Excise Tax.

      6. Nonexclusivity of Rights. Except as provided in Section 5(d) and the last sentence of this Section 6, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, plan, program, policy or practice provided by the Company and for which the Executive may qualify (except with respect to any benefit to which the Executive has waived his rights in writing), nor, except as provided in Sections 5(d) and 12(g), shall anything herein limit or otherwise affect such rights as the Executive may have under any other contract or agreement entered into after the Effective Date with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any benefit, plan, policy, practice or program of, or any contract or agreement entered into with, the Company shall be payable in accordance with such benefit, plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement. Notwithstanding the foregoing, the benefits payable upon Termination hereunder shall be in lieu of any severance pay or benefits under any other severance plan, policy or practice of the Company, including the Company's Change in Control Severance Plan.

      7. Full Settlement; Mitigation. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts (including amounts for damages for breach) payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5(a), such amounts shall not be reduced whether or not the Executive obtains other employment.

      8. Confidential Information. The Executive agrees not to disclose during the term hereof or thereafter any of the Company's confidential or trade secret information, except as required by law. The Executive recognizes that the Executive shall be employed in a sensitive position in which, as a result of a relationship of trust and confidence, the Executive will have access to trade secrets and other highly confidential and sensitive information. The Executive further recognizes that the knowledge and information acquired by the Executive concerning the Company's materials regarding employer/employee contracts, customers, pricing schedules, advertising and interviewing techniques, manuals, systems, procedures and forms represent the most vital part of the Company's business and constitute by their very nature, trade secrets and confidential knowledge and information. The Executive hereby stipulates and agrees that all such information and materials shall be considered trade secrets and confidential information. If it is at any time determined that any of the information or materials identified in this paragraph 8 are, in whole or in part, not entitled to protection as trade secrets, they shall nevertheless be considered and treated as confidential information in the same manner as trade secrets, to the maximum extent permitted by law. The Executive further agrees that all such trade secrets or other confidential information, and any copy, extract or summary thereof, whether originated or

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prepared by or for the Executive or otherwise coming into the Executive's knowledge, possession, custody, or control, shall be and remain the exclusive property of the Company.

      9. Conflict of Interest. The Executive acknowledges and agrees that he owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of the Company and to do no act which would injure the Company's business, its interests or its reputation. It is agreed that any direct or indirect interest in, connection with, or benefit from any outside activities, particularly commercial activities, which interest might in any way adversely affect the Company or any of its affiliates, involves a possible conflict of interest. In keeping with the Executive's fiduciary duty to the Company, the Executive agrees that he shall not knowingly become involved in a conflict of interest with the Company affiliates, or upon discovery thereof, allow such a conflict to continue. Moreover, the Executive agrees that he shall disclose to the Board any facts which might involve such a conflict of interest that has not been approved by the Board. The Executive and the Company recognize that it is impossible to provide an exhaustive list of actions or interests which constitute a conflict of interest. Moreover, the Executive and the Company recognize there are many borderline situations. In some instances, full disclosure of facts by the Executive to the Board may be all that is necessary to enable the Executive, the Company or its affiliates to protect its interests. In others, if no improper motivation appears to exist and the interests of the Company or its affiliates have not suffered, prompt elimination of the outside interest will suffice. In still others, it may be necessary for the Company to terminate the employment relationship. The Company and the Executive agree that the Company's determination as to whether a conflict of interest exists shall be conclusive. The Company reserves the right to take such action as, in its judgment, will end the conflict.

      10. Nonsolicitation. During the period of his business affiliation with, or employment by, the Company and for a period of two years after the Executive's termination of employment for any reason whatsoever, the Executive will not directly or indirectly, individually or as a consultant to, or as employee, officer, director, stockholder, partner or other owner or participant in any business entity other than the Company, solicit or endeavor to entice away from the Company, or otherwise materially interfere with the business relationship of the Company with, (i) any person who is, or was within the 12-month period immediately prior to the termination of the Executive's business affiliation with or employment by the Company, employed by or associated with the Company or (ii) any person or entity who is, or was within the 12-month period immediately prior to the termination of the Executive's business affiliation with or employment by the Company, a customer or client of the Company.

      11. Successors.

      (a) Assignment by Executive. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives. Without the prior written consent of the Executive, no assignment of this Agreement by the Company or any successor of the Company shall relieve the assignor of its financial responsibility for performance of the Company's obligations hereunder.

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      (b) Successors and Assigns of Company. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns.

      12. Miscellaneous.

      (a) Remedies. The Company and the Executive agree that if a dispute arises out of or is related to this Agreement or Executive's employment by the Company, such dispute shall, if not earlier resolved by negotiations of the parties, be submitted to binding arbitration by a single arbitrator under the American Arbitration Association National Rules for Resolution of Employment Disputes in Great Falls, Montana, or the equivalent. Either party may provide written notice to the other party that the dispute is not able to be resolved by negotiation and such notifying party shall then contact the American Arbitration Association for appointment of an arbitrator to resolve such dispute. Attorneys' fees and costs shall be awarded to the prevailing party as determined by the arbitrator.

      (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Montana, without reference to its principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of such amendment, modification, repeal, waiver, extension or discharge is sought. No person, other than pursuant to a resolution of the Board or a committee thereof, shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto.

      (c) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return-receipt requested, postage prepaid, addressed, in either case, at the Company's headquarters or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

      (d) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

      (e) Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

      (f) No Waiver. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(e) of this Agreement, or the right of the Company to terminate the Executive's employment for Cause pursuant to Section 4(b) of this Agreement shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

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      (g) Entire Agreement. This instrument contains the entire agreement of the
Executive, the Company or any predecessor or subsidiary thereof with respect to the subject matter hereof, and may be modified only by a writing signed by the parties hereto. All promises, representations, understandings, arrangements and prior agreements, are merged herein and superseded hereby. Any agreement with regard to severance benefits entered into after the Effective Date shall be effective only if it expressly references this Agreement.

      In the event of any difference between the terms of this Agreement and the terms of any Company benefit, option or other plan or policy, the terms of this Agreement shall control, unless such terms violate applicable law, or would require shareholder approval or would cause the Company to be in material breach of its obligations under such other benefit, option or other plan or policy. The Company shall not amend any benefit, option or other plan or policy in a manner that would cause the agreements set forth herein to be nullified, provided that nothing herein shall limit the Company's discretion in establishing, maintaining and amending its generally applicable welfare benefit programs such as health coverage.

      (h) Indemnification. The Company shall indemnify the Executive pursuant to the Company's bylaws and the articles of incorporation. In addition, the Company shall maintain directors and officers liability insurance coverage covering the Executive during the term of employment and thereafter, so long as the Company elects to continue such coverage for its active officers and directors.

      (i) Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

      (j) Headings. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

      (k) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      (l) Construction. The parties acknowledge that this Agreement is the result of arm's-length negotiations between sophisticated parties each afforded representation by legal counsel. Each and every provision of this Agreement shall be construed as though both parties participated equally in the drafting of same, and any rule of construction that a document shall be construed against the drafting party shall not be applicable to this Agreement.

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

      IN WITNESS WHEREOF, the Executive and, pursuant to due authorization from its Board of Directors, the Company have caused this Agreement to be executed as of the day and year first above written.

                                         /s/ David A. Cerotzke
                                         --------------------------------------
                                         David A. Cerotzke

                                         ENERGY WEST, INCORPORATED

                                         By: /s/ JoAnn S. Hogan
                                             ----------------------------------
                                         Name:  JoAnn S. Hogan
                                         Title: Vice President

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